EXHIBIT 99.1

Corvus Pharmaceuticals Names Ian T. Clark, Former Genentech Chief Executive Officer, to Board of Directors

BURLINGAME, Calif., Jan. 03, 2017 (GLOBE NEWSWIRE) -- Corvus Pharmaceuticals, Inc. (Nasdaq:CRVS) today announced the appointment of Ian T. Clark, former chief executive officer and head of North American Commercial Operations at Genentech, Inc., to its Board of Directors.

"Ian is an ideal addition to our Board because of his considerable expertise in guiding the commercialization of novel therapeutics, particularly in oncology,” said Richard A. Miller, an oncologist and co-founder, president and chief executive officer of Corvus. “His experience will be a significant asset as we work to develop and commercialize CPI-444, a checkpoint inhibitor designed to treat cancer patients by targeting the immune system.”

Mr. Clark joined Genentech, Inc. in 2003 as senior vice president and general manager, BioOncology. He subsequently held a number of senior management positions and was appointed to CEO in January 2010 where he served until his recent retirement in December 2016. During his tenure, he led the Genentech Executive Committee and was a member of the Genentech Board of Directors. Prior to joining Genentech, Mr. Clark served as general manager of Novartis Canada and, before that, as chief operating officer for Novartis United Kingdom. Earlier in his career, Mr. Clark served as vice president of sales and marketing for Sanofi (Aventis) and for Ivax in the United Kingdom, France and Eastern Europe. Mr. Clark also serves on the boards of TerraVia Holdings, Inc., the Biotechnology Industry Organization (BIO) and the Gladstone Foundation, an independent, nonprofit life science research organization. He also serves as an advisor to the Institute of Life Sciences at Southampton University in the United Kingdom, as a member of the Federal Reserve Bank of San Francisco’s Economic Advisory Council, and as a member of the Technology Network Executive Council. Mr. Clark received a Bachelor of Science and an honorary doctorate in biological sciences from Southampton University.

About Corvus Pharmaceuticals
Corvus Pharmaceuticals is a clinical-stage biopharmaceutical company focused on the development and commercialization of small molecule and antibody agents that target the immune system to treat patients with cancer. These agents block or modify crucial immune checkpoints and reprogram immune T-cells. Corvus’ lead product, CPI-444, is a checkpoint inhibitor that is designed to disable a tumor’s ability to subvert attack by the immune system by inhibiting adenosine in the tumor microenvironment. CPI-444 is a small molecule that is taken orally. CPI-444 is currently being evaluated in a multicenter Phase 1/1b clinical trial in patients with various solid tumors. This successive expansion cohort trial is examining the activity of CPI-444 both as a single agent and in combination with Genentech’s Tecentriq® (atezolizumab), an anti-PD-L1 antibody. Corvus is conducting the trial with Genentech, a member of the Roche Group, under a clinical trial collaboration the two companies entered into in October 2015. For more information, visit: www.corvuspharma.com.

Forward-Looking Statements
This press release contains forward-looking statements, including statements related to the potential safety and efficacy of CPI-444, both as a single agent and in combination with anti-PD-1 or anti-PD-L1. All statements other than statements of historical fact contained in this press release are forward-looking statements. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may” or similar expressions. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control. The Company’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in the Company’s Form 10-Q for the quarter ended September 30, 2016 filed with the Securities and Exchange Commission on November 3, 2016, as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: demonstrate evidence of efficacy and safety for CPI-444 during its Phase 1/1b clinical trial. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee that the events and circumstances reflected in the forward-looking statements will be achieved or occur, and the timing of events and circumstances and actual results could differ materially from those projected in the forward-looking statements. Accordingly, you should not place undue reliance on these forward-looking statements. All such statements speak only as of the date made, and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact:
Jason Coloma, Ph.D.
SVP and Chief Business Officer
650-900-4511
JColoma@corvuspharma.com

Media Contact:
Julie Normart, W2O Group
415-946-1087
jnormart@w2ogroup.com